Exhibit 10.18

TEABISCUIT LICENSE AGREEMENT

This License Agreement (“Agreement”) is dated as of December         , 2005 (the “Execution Date”) and is between dELiA*s, Inc. (“dELiA*s”) and Alloy, Inc. (“Alloy”).

WHEREAS, Alloy is the owner and developer of a certain software code that an organization may customize for use in connection with design, development and deployment of e-commerce web sites (“TEABISCUIT”);

WHEREAS, Alloy currently contemplates distributing all outstanding shares of dELiA*s common stock owned by it on a pro rata basis to the shareholders of Alloy common stock (the “Spinoff”);

WHEREAS, in connection with the Spinoff, dELiA*s is desirous of licensing from Alloy, and Alloy is desirous of licensing to dELiA*s, TEABISCUIT on the terms and conditions herein set forth; and

NOW, THEREFORE, therefore the parties for good and other valuable consideration agree as follows:

1.	Alloy hereby grants to dELiA*s a non-exclusive, non-transferable license to use on the terms and conditions set forth herein TEABISCUIT and any Modifications thereto (as hereinafter defined) and the applicable source code (collectively, the “Licensed Software”). dELiA*s shall use the Licensed Software for its own business purposes and solely in connection with dELiA*s’ e-commerce businesses. In consideration for the license hereby granted, dELiA*s shall pay to Alloy a monthly license fee of $2,000 per website on which the Licensed Software is used during any given month by dELiA*s or any affiliate or subsidiary of dELiA*s (collectively, the “dELiA*s Affiliates”). No reductions or refunds shall be given by Alloy for partial periods of use of the Licensed Software by dELiA*s or a dELiA*s Affiliate in the event that a party terminates this Agreement in accordance with the terms herein set forth.

2.	Except as expressly set forth herein, dELiA*s shall have no proprietary rights or interest with respect to the Licensed Software. dELiA*s expressly acknowledges and agrees that Alloy is not licensing or otherwise making available to dELiA*s any third party software which may be necessary or desirable for use in conjunction with the Licensed Software and that dELiA*s is responsible for obtaining such third party software directly.

3.

dELiA*s acknowledges that the Licensed Software constitutes proprietary and confidential property of Alloy, and dELiA*s shall not disclose the Licensed Software to any third party without the prior written consent of Alloy, other than to a dELiA*s Affiliate and their employees, officers, agents and advisors on a need to know basis and agrees to not use or disclose the Licensed Software except as this Agreement expressly provides. dELiA*s shall ensure that all persons to whom it discloses or otherwise grants access to the Licensed Software will agree to be bound by and comply with the terms and provisions hereof.

4.	Alloy will not be responsible for obtaining any hardware or third-party software needed to operate the Licensed Software, nor will Alloy have any responsibility for updating, upgrading, or otherwise modifying or supporting the Licensed Software, but Alloy shall, to the extent available, make such upgrades, improvements, modifications (“Modifications”) to the Licensed Software available to dELiA*s at no additional cost; provided that any labor necessary to install or implement such Modifications shall be charged pursuant to that certain Professional Services Agreement entered into by the parties as of the date hereof (the “Professional Services Agreement”). Should dELiA*s desire to make Modifications to the Licensed Software, dELiA*s shall do so by contracting with Alloy on a time and material basis pursuant to the Professional Services Agreement.

5.	THE LICENSED SOFTWARE IS PROVIDED TO dELiA*s HEREUNDER IN “AS IS” CONDITION. ALLOY MAKES NO REPRESENTATIONS OR WARRANTIES CONCERNING THE LICENSED SOFTWARE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION AS TO THE LICENSED SOFTWARE’S FUNCTIONALITY AND PERFORMANCE, WHICH IS AFFECTED BY AMONG OTHER THINGS, THE NUMBER OF USERS, ESTIMATED CONCURRENT USERS, NUMBER OF SKUs MANAGED, CATALOG OR CATEGORY STRUCTURE, AND NUMBER AND COMPLEXITY OF ORDERS MANAGED, THE SUITABILITY OF THE LICENSED SOFTWARE TO dELiA*s’ NEEDS, AND WHETHER OR NOT THE LICENSED SOFTWARE INFRINGES UPON A THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS. ALLOY EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, RELATING TO THE LICENSED SOFTWARE AND THIS LICENSE AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.	Alloy’s maximum total liability, and that of any of its affiliates and their officers, directors, employees, agents and representatives (collectively, the “Alloy Affiliates”), arising out of, relating to or in connection with the Licensed Software or this Agreement shall in no event exceed the amount of license fee paid to Alloy by dELiA*s pursuant to the terms of this Agreement. In no event shall Alloy or any Alloy Affiliate be liable for any amounts representing special, indirect, incidental, consequential, or punitive damages arising out of or relating to the Licensed Software or this Agreement. The provisions of this paragraph will apply regardless of the form of action, damage, claim, liability, cost, expense, or loss whether in contract, statute, tort (including without limitation, negligence) or otherwise.

7.	This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements and understandings, with respect to the subject matter hereof and may not be amended except by a writing signed by both parties. This Agreement shall inure to the benefit of any and are binding upon the parties hereto and their respective successors and permitted assigns.

8.	ALLOY AND dELiA*s HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER IN CONTRACT, STATUTE, TORT (SUCH AS NEGLIGENCE), OR OTHERWISE) RELATING TO THIS AGREEMENT OR THE LICENSED SOFTWARE.

9.	This Agreement and all matters covered herein shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law principles thereof). The provisions of Paragraphs 3, 6, 7, and 8 hereof, as well as this Paragraph 9, shall survive the expiration or termination of this License Agreement.

10.	This Agreement shall commence as of the Spinoff effective date and have a perpetual, indefinite term, until terminated by a party in accordance with the provisions set forth herein. The Agreement may be terminated as follows:

a.	dELiA*s may terminate this Agreement at any time by providing no less than ninety (90) days written notice to Alloy.

b.	Alloy may terminate this Agreement immediately for a material breach of the Agreement by dELiA*s, any dELiA*s Affiliate or any party to whom dELiA*s or any dELiA*s Affiliate has disclosed or granted access to the Licensed Software after having given to dELiA*s no less then ninety (90) days written notice and opportunity to cure.

c.	In the event that a third party asserts a claim against Alloy with respect to the Licensed Software, including any claims of intellectual property infringement, Alloy shall provide prompt written notice of such claim to dELiA*s (the “Notice of Claim”). Alloy may terminate this Agreement thirty (30) days from the date receipt of the Notice of Claim (the “Notice Period”) unless dELiA*s agrees in writing to reimburse Alloy for any costs incurred (including without limitation reasonable attorney’s fees, royalty payments and damages) in connection with dELiA*s’ use of the Licensed Software through the one year anniversary date of the Notice of Claim (the “Anniversary Date”), in which case the Agreement shall remain in effect until the Anniversary Date, unless terminated sooner pursuant to Sections 10(a) and (b). In the event that Alloy terminates the Agreement pursuant to this section, dELiA*s shall reimburse Alloy for any and all costs incurred in connection with dELiA*s use of the Licensed Software during the Notice Period, including without limitation, reasonable attorney’s fees, royalty payments and damages.

11.

Within thirty (30) days of execution of this Agreement, Alloy shall place a copy of the Licensed Software source code along with a listing describing the code (collectively, the “Source Code”) with a third party escrow agent reasonably satisfactory to each of Alloy and dELiA*s, provided that dELiA*s agrees to pay any associated third party escrow costs. Alloy agrees to update the Source Code no less than once per year and to place a copy of such updated Source Code with such escrow agent promptly, and in any event within 15 days after each such updating. The parties expressly agree and acknowledge that dELiA*s shall only be granted access to the Source Code in the event that (i) Alloy is a debtor in any bankruptcy proceeding, if there is an appointment of a receiver for Alloy, or any other proceeding involving insolvency, and same has not been discharged or terminated within sixty (60) days; or (ii) Alloy has ceased its on-going business operations. The parties agree to execute and deliver to the escrow agent and each other such customary third party escrow agreements required by such third party agent incorporating such terms as may reasonably be requested by such third party.

12.	Alloy shall use commercially reasonable efforts to obtain patent/intellectual property insurance listing dELiA*s as an additional insured to cover any potential costs and damages should a third party lodge a claim against Alloy or dELiA*s alleging that the Licensed Software infringes upon such third party’s intellectual property rights, including any costs to be incurred pursuant to this Agreement, provided that dELiA*s agrees in writing to reimburse Alloy for any cost incurred in connection with such insurance policy and any claim made thereunder, including premiums, deductibles and co-insurance amounts.

13.	dELiA*s may assign this License Agreement in connection with a sale or transfer of all or substantially all of the capital stock or assets of dELiA*s with the prior written consent of Alloy which consent shall not be unreasonably withheld or delayed and provided that such acquirer is not in competition with Alloy or any Alloy Affiliate, directly or indirectly.

14.	For the avoidance of doubt, dELiA*s hereby agrees to indemnify and hold harmless Alloy and its affiliates and subsidiaries and their officers, directors, employees, agents and representatives for any and all costs, damages and liabilities (including reasonable attorney’s fees) which may be incurred in connection with the license to and use by dELiA*s and the dELiA*s Affiliates of the Licensed Software.

IN WITNESS WHEREOF, Alloy and dELiA*s have caused this Agreement to be executed and delivered by their respective duly authorized representatives.

ALLOY, INC.

By:

Name:

Title:

Date:

dELiA*s, INC.

By:

Name:

Title:

Date: